Exhibit 99.1

Investor Contact:

Inteliquent

Darren Burgener

(312) 380-4548

FOR IMMEDIATE RELEASE

Inteliquent® Increases 2013 Financial Estimates

CHICAGO, July 15, 2013 –Inteliquent, Inc. (Nasdaq: IQNT), a leading provider of voice services, today announced that it is revising its 2013 financial estimates as follows:

Revised Estimates
Revenue	$215—$225 million
Adjusted EBITDA*	$57—$62 million
Capital Expenditures	$12—$16 million

The financial estimates include the results for Inteliquent’s global data business prior to its divestiture on April 30, 2013.

*	Adjusted EBITDA (a non-GAAP financial measure). See “Use of Non-GAAP Financial Measures” below for a discussion of the presentation of Adjusted EBITDA and reconciliation to net income.

Cautions Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The words “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: the effects of competition, including direct connects, and downward pricing pressure resulting from such competition; risks associated with the sale of our data business, including issues regarding separating our network, IT and billing systems from the network and systems sold to the buyer, and that the cost savings and other benefits we hope to receive may not materialize in part or at all; our ability to maintain relationships with business providers following the sale of the data business; our regular review of strategic alternatives; the impact of current and future regulation, including intercarrier compensation reform enacted by the Federal Communications Commission; the risks associated with our ability to successfully develop and market new services, many of which are beyond our control and all of which could delay or negatively affect our ability to offer or market new services; technological developments; the ability to obtain and protect intellectual property rights; the impact of current or future litigation; the potential impact of any future acquisitions, mergers or divestitures; natural or man-made disasters; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other important factors included in our reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section in our Annual Report on Form 10-K for the period ended December 31, 2012, as such Risk Factors may be updated from time to time in subsequent reports. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

About Inteliquent

Headquartered in Chicago, Inteliquent is a leading provider of wholesale voice services for carriers and service providers. Inteliquent is used by nearly all national and regional wireless carriers, cable companies and CLECs in the markets it serves, and its network carries approximately ten billion minutes of traffic per month. Please visit Inteliquent’s website at www.inteliquent.com and follow us on Twitter@Inteliquent.

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Use of Non-GAAP Financial Measures

In this press release we disclose “Adjusted EBITDA”, which is a non-GAAP financial measure. For purposes of SEC rules, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and prepared in accordance with generally accepted accounting principles in the United Sates (GAAP). EBITDA is defined as net income before (a) interest expense, net (b) income tax expense and (c) depreciation and amortization and any gain on sale on the divestiture of the Company’s global data business. Adjusted EBITDA is defined as EBITDA as further adjusted to eliminate non-cash share-based compensation. We believe that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists in analyzing and benchmarking the performance and value of our business. We believe that presenting Adjusted EBITDA facilitates company-to-company operating performance comparisons of companies within the same or similar industries by backing out differences caused by variations in capital structure, taxation and depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. These measures provide an assessment of controllable operating expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance. They provide an indicator for management to determine if adjustments to current spending decisions are needed. Furthermore, we believe that the presentation of Adjusted EBITDA has economic substance because it provides important insight into our profitability trends, as a component of net income, and allows management and investors to analyze operating results with and without the impact of depreciation and amortization, interest and income tax expense, non-cash share-based compensation and any gain on sale on the divestiture of the Company’s global data business. Accordingly, these metrics measure our financial performance based on operational factors that management can impact in the short-term, namely the operational cost structure and expenses of our business. In addition, we believe Adjusted EBITDA is used by securities analysts, investors and other interested parties in evaluating companies, many of which present an EBITDA measure when reporting their results. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest and taxes, necessary to operate our business. We disclose the reconciliation between EBITDA and Adjusted EBITDA and net income below to compensate for this limitation. While we use net income as a significant measure of profitability, we also believe that Adjusted EBITDA, when presented along with net income, provides balanced disclosure which, for the reasons set forth above, is useful to investors in evaluating our operating performance and profitability. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net income as calculated in accordance with generally accepted accounting principles as a measure of performance.

INTELIQUENT, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

The following is a reconciliation of net income to EBITDA and Adjusted EBITDA:

2013*
Net income	$22,210
Interest income	(10)
Provision for income taxes	13,600
Depreciation and amortization	16,200

EBITDA	$52,000
Non-cash share-based compensation	7,500

Adjusted EBITDA	$59,500

*	The amounts expressed in this column are based on current estimates as of the date of this press release. This reconciliation is based on the midpoint of the full year 2013 estimated range announced in this press release. The financial estimates include results from the global data services business for the first four months of 2013 only.